EXHIBIT 99.1

Upexi Announces Pricing of $7.4 Million Registered Direct Offering With a Single Institutional Investor

TAMPA, Fla., Feb. 6, 2026 (GLOBE NEWSWIRE) -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that it has entered into a definitive agreement with a single institutional investor for the sale and issuance of 6,337,000 shares of common stock of the Company and warrants to purchase up to 6,337,000 shares of common stock at a combined offering price of $1.17 per share of common stock and accompanying warrant, in a registered direct offering. The warrants have an exercise price of $1.50 per share, will be exercisable immediately upon issuance, and will expire five (5) years following the date of issuance and forced conversion at $5.00. The closing of the offering is expected to occur on or about February 9, 2026, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the Offering for working capital, general corporate purposes and its internally managed, SOL maximum return strategy.

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the offering.

The Company has also agreed to amend certain existing warrants to purchase up to an aggregate of 3,289,474 shares of the Company’s common stock that were previously issued to investors in December 2025, with an exercise price of $4.00 per share, effective upon the closing of the offering, such that the amended warrants will have a reduced exercise price of $2.83 per share, the redemption price trigger will be reduced from $8.50 per share to $7.00 per share.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-292366) which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 8, 2026. The offering is made only by means of a prospectus supplement and accompanying prospectus which is part of the effective registration statement. A prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Additionally, when available, electronic copies of the prospectus supplement and the accompanying base prospectus may be obtained, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated closing of the offering and the use of proceeds from the offering. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com

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